EXHIBIT 3.1



                     SECOND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                             GENERAL BEARING CORPORATION

                       (Pursuant to Section 245 of the General
                      Corporation Law of the State of Delaware)


               GENERAL BEARING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1987.

               2. A Restated Certificate of Incorporation of the Corporation which amended and restated the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 1990.

               3. This Second Restated Certificate of Incorporation restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation, and was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

               4. The text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                      ARTICLE I
                                      ---------
              The name of the Corporation is General Bearing Corporation

                                      ARTICLE II
                                      ----------

               The address of the registered office of the Corporation in the State of Delaware is 32 Lookerman Square, Suite L-100, Kew County, Dover, Delaware 19901. The name of its registered agent at such address is Prentice Hall Corporation System, Inc.

                                     ARTICLE III
                                     -----------

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV
                                      ----------

               Section 4.1.  Authorized Capital.  The total number of shares of
                             ------------------
     all classes of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, consisting of:

                    (a) One Million (1,000,000) shares of preferred stock, $.01 par value (the "Preferred Stock"), and

                    (b) Nineteen Million (19,000,000) shares of common stock, $.01 par value ("Common Stock").

               Section 4.2.  Preferred Stock.  Shares of the preferred stock of
                             ---------------
     the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such other relative rights, powers and preferences, including, without limitation, the dividend rate, conversion rights, if any, redemption price and liquidation preference, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

               Section 4.3.  Common Stock.  The powers, rights and other matters
                             ------------
     relating to the Common Stock are as follows:

                    (a)  Dividends.  Subject to the limitations set forth in
                         ---------
     this Article IV, dividends may be paid on Common Stock out of any funds legally available for that purpose, when, as and if declared by the Board of Directors. No dividend shall be paid on or declared and set apart for any share of any class of the Corporation's Common Stock unless at the same time a like proportionate dividend shall be paid on or declared and set apart for each share of any other class of the Corporation's Common Stock.

                    (b)  Liquidation Rights.  In the event of any liquidation,
                         ------------------
     dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of outstanding shares having superior liquidation preferences to Common Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of all classes of Common Stock shall be entitled to receive pro rata, according to the number of shares held by them, the remaining assets of the Corporation legally available for distribution to the stockholders.

                    (c)  Voting Rights.  (1)  Except as set forth in this
                         -------------
     Article IV or as by statute or otherwise mandatorily provided, the holders of the outstanding shares of Common Stock shall exclusively possess full voting powers for the election of directors of the Corporation and for all other corporate purposes.

                    (2) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of the State of Delaware.

                    (3) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other Person or Persons.

                                      ARTICLE V
                                      ---------

               In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter or repeal its By-Laws. In addition, the By-Laws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding Common Stock entitled to vote thereon.

                                      ARTICLE VI
                                      ----------
               Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                     ARTICLE VII
                                     -----------
               Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
     Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                     ARTICLE VIII
                                     ------------
               A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for injury resulting from a breach of his fiduciary duty as a director, except for liability (i) for injury resulting from a breach of his duty of loyalty to the Corporation and its stockholders, (ii) for injury resulting from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for injury resulting from any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law hereafter is amended so as to authorize the further elimination or limitation of the liability of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, then the liability of a director of the Corporation for monetary damages, in addition to the limitation on personal liability provided in the preceding sentence, shall automatically, by virtue hereof and without any further action on the part of the Corporation or its stockholders, be further limited so as to be limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with regard to actions taken or omitted before such repeal or modification.

                                      ARTICLE IX
                                      ----------

               The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Restated Certificate of Incorporation or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      ARTICLE X
                                      ---------

               Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock shall be required to amend, repeal, or adopt any provision inconsistent with, Sections 4.3(c)(2) or 4.3(c)(3) of Article IV, Article V or this Article X of this Second Restated Certificate of Incorporation.

     5. The Second Restated Certificate of Incorporation which further amends the Certificate of Incorporation of the Corporation, was proposed by the Board of Directors of the Company and was duly adopted by its stockholders in the manner and by the vote prescribed by section 242 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation this 10th day of October, 1996.

                                   GENERAL BEARING CORPORATION


                                   By: /s/ David Gussack
                                      -----------------------------------------
                                         David Gussack, President





     Attest:

     /s/  Christopher Moore, Secretary
     -----------------------------------
     Christopher Moore, Secretary



     STATE OF NEW YORK}
                              SS:
     COUNTY OF ROCKLAND}


     On this 10th day of October, 1996, before me personally came David Gussack, President of General Bearing Corporation, the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of the said Corporation.


       /s/ Paulina Snyder
     ------------------------------------
                    (Notary)


              Paulina Snyder
      Notary Public, State of New York
                No. 4997154
        Qualified in Rockland County
       Commission Expire June 1, 1998